EXHIBIT 17
                                   ----------

                            ARTICLES OF INCORPORATION

                                       OF

                          FOUNTAIN COLONY VENTURES INC.



     The undersigned natural person, of the age of eighteen (18) years or more, acting as incorporator, hereby establishes a corporation pursuant to the Colorado Business Corporation Act and adopts the following articles of incorporation.

                                    ARTICLE I

                                      Name
                                      ----

     The name of the Corporation is FOUNTAIN COLONY VENTURES INC.


                                   ARTICLE II

                               Purposes and Powers
                               -------------------

     The Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Colorado, and shall have and may exercise all powers necessary or convenient to effect any of the purposes for which the Corporation has been organized.


                                   ARTICLE III

                                Capital Structure
                                -----------------

     3.1 Aggregate Shares, Classes and Series. The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is fifty million (50,000,000) shares of stock designated "Common Stock", par value
$0.001, and ten million (10,000,000) shares of stock designated "Preferred Stock", par value $0.001.

     All shares of any one series shall be alike in every particular. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and as to Preferred Stock, fix the preferences, rights and restrictions thereof. Shares of Common Stock shall, in any case, have unlimited voting rights and unfettered rights to receive the net assets of the Corporation upon dissolution, regardless of series designations, which rights may nonetheless be shared with other classes of stock. All series of Preferred Stock shall be alike except that there may be variations, as determined by the Board of Directors, as to: (1), right of dividend; (2), terms, conditions, and price of redemption; (3), amounts payable upon either voluntary and/or involuntary liquidation; (4), sinking fund provisions, if any, for the call or redemption of the shares; (5), terms and conditions of conversion, if any; and (6), voting rights consistent with Colorado law. Before issuing any shares of a class or series, the preferences, limitations and relative rights of which are determined by the Board of Directors, the Corporation shall deliver to the Colorado Secretary of State appropriate Articles of Amendment, as required by law.

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


     3.2 Consideration for Shares. Each share of stock, when issued, shall be fully paid and nonassessable. The shares of the Corporation shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the Board of Directors of the Corporation. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. The judgment of the Board of Directors as to the value of any property or services received shall, in the absence of fraud or bad faith, be conclusive upon all persons.


                                   ARTICLE IV

                                Voting of Shares
                                ----------------

     Each shareholder of record shall have one vote for each share of stock standing in his or her name on the books of the Corporation and entitled to vote, except in the election of directors he or she shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.


                                    ARTICLE V

                                Preemptive Rights
                                -----------------

     No holder of shares of the Corporation of any class shall have any preemptive or preferential right in or preemptive or preferential right to subscribe to or for or acquire any new or additional shares, or any subsequent issue of shares, or any unissued or treasury shares of the Corporation, whether now or hereafter authorized, or any securities convertible into or carrying a right to subscribe to or for or acquire any such shares, whether now or hereafter authorized.


                                   ARTICLE VI

                         Regulation of Internal Affairs
                         ------------------------------

     6.1 Bylaws. The initial bylaws shall be adopted by the Board of Directors. The Board of directors may amend or repeal the bylaws unless the shareholders, in amending or repealing a particular bylaw, provide expressly that the directors may not amend or repeal such bylaw. The shareholders may amend or repeal the bylaws even though the bylaws may also be amended or repealed by the Board of Directors. The bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these articles of incorporation.

     6.2 Quorum of Shareholders and Vote Required. At all meetings of the shareholders, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum, unless the quorum required for the meeting has been fixed by order of a court pursuant to C.R.S. ss.7-107-103, and at any meeting at which a quorum is present the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number is required by the Colorado Business Corporation Act.

     6.3 Registered Holder of Shares. The Corporation shall be entitled to treat the record holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from the shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares or rights deriving from the shares on the part of any other person, including, without limitation, a purchaser, assignee or transferee of such shares or rights deriving from the shares, unless and until the purchaser, assignee, transferee or other person becomes the record holder of the shares, whether or not the Corporation shall have either actual or constructive notice of the interest. Until the purchaser, assignee or transferee of any of the shares of the Corporation has become the record holder of the shares, he or she shall not be entitled to receive notice of meetings, examine lists of the shareholders, receive dividends or other sums payable to shareholders, or own, enjoy and exercise any other property or rights deriving from the shares of the Corporation.

     6.4 Indemnification. The Corporation shall, to the fullest extent permitted by the laws of the State of Colorado, indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, by reason of the fact that he or she is or was a director, officer, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. The right of indemnification shall inure to the benefit of the heirs, executors, administrators and personal representatives of such person. The Corporation shall have the right, in its sole discretion, to indemnify any other person to the fullest extent allowed by the laws of the State of Colorado, except as may be limited by the bylaws from time to time in effect.

     6.5 Insurance. The Corporation shall have the power, consistent with Colorado law, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have authority to indemnify him or her against the liability under the provisions of these articles, or under law.

                                   ARTICLE VII

                               Offices and Agents
                               ------------------

     7.1 Initial Registered Office and Agent. The address of the initial registered office of the Corporation is: c/o Frascona, Joiner & Goodman, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80303-5575. The name of the initial registered agent at that address is Richard Byron Peddie.

     7.1.2 Consent. I, Richard Byron Peddie, give my consent to serve and act as initial registered agent:


                                              /s/ Richard Byron Peddie
                                              ------------------------
                                              Richard Byron Peddie

     7.2  Initial  Principal  Office.   The  initial  principal  office  of  the
Corporation is: 1621 Altivo Way, Los Angeles, California 90026.

                                  ARTICLE VIII

                                    Directors
                                    ---------

     8.1 Initial Directors. The initial Board of Directors of the Corporation shall consist of one member. Directors, in any case, shall be a natural person of the age of eighteen (18) years or more. The name and address of the person who is to serve as the initial director until the first annual meeting of shareholders, or until his or her successor is elected and qualified, are as follows:

                 Patrick C. Brooks
                 1621 Altivo Way
                 Los Angeles, California 90026

     8.2 Increase and Decrease. The number of directors may be increased or decreased by the adoption of, the amendment to, or in the manner provided in, the bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. In the absence of any provision in the bylaws fixing the number of directors, the number shall be the same as provided in these articles of incorporation. The number of directors shall be one; in no case shall the number of directors exceed eleven. Directors shall serve for the term for which they are elected and thereafter until successors are elected and qualified.

     8.3 Limitation of Personal Liability of Directors. To the extent permitted byss.7-108-402 of the Colorado Business Corporation Act, as the same may be amended and supplemented, no director of the Corporation shall be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that the foregoing shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages: (i) for any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for acts specified inss.7-108-403 of the Colorado Business Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit.


                                   ARTICLE IX

                                  Incorporator
                                  ------------

     The name and address of the incorporator is Patrick C. Brooks, 1621 Altivo Way, Los Angeles, California 90026.

     Dated this 1st of February, 1999.



                                            /s/ Patrick C. Brooks
                                            ---------------------
                                            Patrick C. Brooks, Incorporator

                               ARTICLES OF MERGER

                                       OF

                          FOUNTAIN COLONY VENTURES INC.

                             A Colorado Corporation


     Pursuant to Colorado Corporation Code Section 7-7-107 (3), the undersigned, Patrick C. Brooks, being the President and Secretary of Fountain Colony Ventures, Inc., a Colorado corporation (the "Subsidiary Corporation"), which is the surviving corporation of a merger between the Subsidiary Corporation and Fountain Colony Holding Corporation, a Delaware corporation (the "Parent Corporation"), do hereby state as follows:

     (a) The plan of merger of the Parent Corporation into the Subsidiary Corporation is as set forth in the Plan and Agreement of Merger, a true and complete copy of which is attached hereto and by this reference incorporated herein.

     (b) Immediately prior to the merger, the Parent Corporation owned at least ninety percent (90%) of the outstanding shares of each of the Subsidiary Corporation.

     (c) The mailing to shareholders of the Subsidiary Corporation of a copy of the Plan and Agreement of Merger was duly waived. The merger of the Parent Corporation into the Subsidiary Corporation was submitted to the shareholders of the Parent Corporation for the approval of such shareholders, and the number of shares of the Parent Corporation that voted for the Plan and Agreement of merger was sufficient for approval.

     WHEREFORE, the undersigned has duly executed these Articles of Merger this 19th day of February, 1999.



                                               /s/ Patrick C. Brooks
                                               ---------------------
                                               Patrick C. Brooks
                                               President and Secretary



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